Exhibit 10.7

DATED THIS                        DAY OF                                20

Between

GLORIOUS PIE LIMITED

and

SUPPLIERS AGREEMENT

SUPPLIERS AGREEMENT

THIS AGREEMENT is made on the          day of

BETWEEN

(1)	GLORIOUS PIE LIMITED (the "Company"), a company incorporated with limited liability in the British Virgin Islands having its registered office at Sea Meadow House, Blackburne Highway, Road Town, Tortola; and

(2)	(the "Supplier")

IT IS HEREBY AGREED as follows:

WHEREAS:-

(A)
The Company specializes in provision of greenery consultancy services and trading business, inter alia, trading of Materials for landscape and ecological improvement projects. The Company provides Materials from its own supply or trade the Materials as a trader by purchasing Materials from suitable suppliers for the resale to its own clients.

(B)
The Supplier specializes in growing, supplying, planting and maintaining seedlings and providing materials, including soil and other physical substances to be used to carry out and complete the Projects.

(C)
The Company has entered and/or shall enter into various agreements for Materials trading (the "Trading Agreement for Materials ") with various PRC companies specializing in landscape engineering and ecological improvement-related works (the "Clients") for various projects from a period of 2006 to 2016 (the "Projects" and each of them the "Project").

(D)
This Agreement sets out the principal terms upon and subject to which the Company agrees to trade the Materials with the Supplier for a consideration. The Supplier also provides the Materials planting and maintenance services for the Clients and with other completion arrangements to be specified in the Termsheet (as defined in Clause 1 hereunder and shown in Schedule I). Materials supplied to the Client shall be used in the Projects under the Trading Agreement for Materials.

(E)	Method of payment by the Company to the Suppliers are set forth in Clause 2 of this Agreement.

(F)
The Company shall procure the Client and the Supplier to enter into a separate agreement which shall set out the terms between the two parties in accordance with the Trading Agreement for Materials and this Agreement (the "Separate Agreement(s)") in respect of the scope of work. The Separate Agreements are governed by and executed according to the laws of the PRC and shall only come into effect when the Company is declared bankrupt or sued by any party in any legal proceedings (a "Triggering Event"). The purpose of signing the Separate Agreements is to mitigate the risks of having uncompleted Work.

In consideration of the mutual promises herein contained and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1       DEFINITIONS AND INTERPRETATION

1.1	For the purpose of this Agreement the following words and expressions shall have the respective meaning assigned to them:

"Agreement"	means this agreement to trade Materials and to provide planting and maintenance services as originally executed or as it may from time to time be amended or supplemented;

"China" or "PRC"	means the People's Republic of China;

"Conditions"	means the terms and conditions to trade Materials and to provide planting and maintenance services set out in this Agreement and any special terms and conditions agreed in writing by the Company;

"Consideration"
means the consideration net of any tax or levy for the source and supply of Materials including packaging costs, transportation and maintenance during the Maintenance Period and which is to be paid in RMB or any other currency acceptable by the party being paid;

"Delivery Date"	means the date specified by the Company when the Materials are to be delivered;

"Hong Kong"	means Hong Kong Special Administrative Region of PRC;

"Maintenance Period"
means the period month(s) after planting of the Seedlings where the Supplier carries out works which include using and spraying fertilizers and pesticides on the Seedlings as stipulated in the Termsheet free of charge and if not specified, the Maintenance Period shall be 30 days;

"Materials"
means seedlings, young plants, soil or any physical substances to be used to carry out and complete the Projects which the Client agrees to trade from the Supplier through the Company. Quantity and description of the Materials are contained in the Termsheet set out in Schedule I of this Agreement;

"Parties"	means the Company and the Supplier;

"Planting" and "Plant"	means to put the Materials in the piece of ground as specified by the Company;

"Representative"	means the individual appointed by the Company to receive payment on its behalf;

"RMB"	means Renminbi, the lawful currency of PRC; and

"Termsheet"
means the termsheet to be supplied by the Client to the Company specifying the Consideration, completion arrangements, quantity, quality and description of the Materials for each Project, in the form set out in Schedule I of this Agreement.

1.2       In this Agreement:

(a)	All references to clauses, sub-clauses and Schedules are to clauses, sub-clauses and Schedules of this Agreement.

(b)
Words importing the singular number only shall include the plural number and vice versa; words importing the masculine gender only shall include the feminine gender; and words importing persons shall include corporations, firms, partnerships, bodies corporate, corporations, associations, joint ventures, organisations and trusts (in each case whether or not incorporated and whether or not having a separate legal personality)

(c)	The clause headings in this Agreement are inserted for ease of reference only and shall not affect the construction or interpretation of this Agreement.

(d)
References to this Agreement or any other document include references to this Agreement, its recitals and the Schedules or such other document as varied, supplemented and/or replaced in accordance with this Agreement from time to time.

(e)	References to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, permitted assigns or transferees.

(f)
References to "writing" include telex, e-mail and facsimile transmission legibly received except in relation to any certificate, report, notice or other document which is expressly required by this Agreement to be signed, and "written" has a corresponding meaning.

(g)
In the case of conflict or ambiguity between any provision contained in the body of this Agreement and any provision contained in any Schedule, the provision in the body of this Agreement shall take precedence.

2       CONSIDERATION AND PAYMENT

2.1
In consideration of the Supplier supplying Materials and relevant services to the Company, the Company shall through the Representative to pay to the Supplier the Consideration at the time interval and the amount as stipulated in the Termsheet and reasonable out of pocket expenses if any in accordance with the commercial terms and payment terms as detailed in the Termsheet,

3       THE MATERIALS

3.1	The Suppiier shall supply the Materials according to the specifications as set out in Schedule I and the Separate Agreement.

3.2	The Company, at its reasonable endeavours, shall assist to monitor the Supplier so that the Materials shall meet the specifications as set out in Schedule I.

3.3	The Company shall give no less than ten (10) days written notice to the Suppliers regarding any changes in the specifications of Materials.

4      STATUS AS THE SUPPLIER

4.1	In supplying the Materials, the Supplier shall, at its own costs and expenses, conform with alt relevant laws and regulations applicable to it.

4.2	The Supplier is appointed by the Company hereunder only for the purposes and to the extent stated in this Agreement.

4.3	The Supplier is an independent contractor of the Company and is not the employee, agent or partner of the Company.

5       WARRANTIES AND LIABILITY

5.1
The Supplier warrants that it shall provide Materials to replace Materials already provided in case they do not correspond to the requirements of the Client including but not limited to damaged Materiais, Materials with wilted branches and/or damaged rootballs within fourteen (14) days after receiving a written notice from the Client and/or the Company about the same.

5.2	The Supplier warrants that it will mark, pack, delivery and transport the Materials in accordance with the Client's specifications for delivery.

6       RESTRICTED COVENANTS

6.1
 The Supplier shall not, during the term of this Agreement or any extensions thereof, either directly or indirectly, whether by itself or through or in conjunction with any other party or howsoever otherwise:

6.1.1
divert or attempt to drive any business or customer of the Company to any competitor or any other party, or do or perform any other act injurious or prejudicial to the goodwill associated with the Company's reputation; or

6.1.2	enter into any contracts or arrangements with any other party so as to directly or indirectly compete in any way with the business of the Company; or

6.1.3    employ or seek to employ any person who is at that time employed by the Company or agents or representatives of the Company, or otherwise induce such person to leave his/her employment; or

6.1.4	Garry on or be involved in any other similar projects except the projects as stipulated in the Term Sheets.

7       DELIVERY OF THE MATERIALS

7.1	The Supplier shall deliver the Materials to the designated address of the Client on the Delivery Date as set out in the Termsheet.

7.2	The Company shall give at least fourteen (14) days notice to the Supplier before the Delivery Date should there be any change in the Termsheet herein.

7.3	If required by the Company, the Supplier shall deliver the Materials in separate installments in accordance with the agreed delivery schedule.

7.4	The failure of the Supplier to deliver any one or more of the said installments of the Materials on the due dates shall entitle the Company to treat this Agreement as repudiated.

7.5	The Supplier shall be responsible for damages directly or indirectly caused by the delay in delivery of the Materials.

8       PACKAGING AND TRANSPORTATION OF THE MATERIALS

8.1	The Supplier shall be responsible for packing and delivering of the Materials to the Client.

8.2	Including but not limited to the following areas, the Supplier shall ensure that:-

    (a)  the rootballs are firm and packed in wooden boxes;

    (b)  the Materials are undamaged

    (c)  the Materials do not contain harmful pests;

    (d)  there is no broken branches; and

    (e)  the Materials are not damaged during transit.

9       PLANTING AND MAINTENANCE OF THE MATERIALS

9.1	The Supplier shall Plant the Materials at the location as specified by the Client.
9.2	The Supplier shall be responsible for conducting maintenance works of the Materials during the Maintenance Period that includes:-

(a)	providing fertilizers, pesticides and supporting frames for the Planting and maintenance of the Materials; and
(b)	hiring the suitable number of gardener(s) to maintain the Materials;
(c)
replacing any wilted Materials with new Materials that meet the specifications as set out in the Termsheet. The Company shall assist the Supplier to co-ordinate with the Client when the Supplier obtains approval from the Client prior to planting of new Materials in replacement of old Materials.

10       ACCEPTANCE OF THE MATERIALS

Pursuant to the terms of the Separate Agreement, the Supplier shall be discharged from its obligation unless a written notice of rejection of acceptance of the Materials is received from the Client within five (5) days after the delivery of the Materials.

11       REMEDIES OF THE COMPANY

The Supplier shall be responsible for all indirect loss and/or expense (including loss of profit) suffered by the Company arising out of a breach by the Supplier.

12       ASSIGNABILITY

Neither party may assign any of its rights or benefits, or transfer or purport to transfer any of its duties or obligations, under this Agreement to any third party without the prior written consent of the other party. Any such attempted assignment or transfer shall be null and void.

13       WAIVER

No single or partial exercise of, or failure or omission to exercise or delay in exercising any right, power, claim or remedy vested in any party under or pursuant to this Agreement or otherwise shall affect, prejudice or constitute a waiver by such party of such or any other right, power claim or remedy.

14       ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding between the Parties in relation to the transactions contemplated by this Agreement, and supersedes and cancels in all respects all previous letters of intent, correspondence, understandings, agreements and undertakings (if any) between the Parties with respect to the subject matter of this Agreement, whether such be written or oral.

15       AMENDMENT

No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties to this Agreement.

16       SEVERABILITY

If at any time one or more of the provisions of this Agreement is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions of this Agreement shall not thereby in any way be affected or impaired.

17       COUNTERPARTS

This Agreement may be executed in any number of counterparts and by either Party on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

18.      TIME

Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned in this Agreement and as to any date and period which may by written agreement between or on behalf of the Parties be substituted for them.

19       COSTS AND EXPENSES

Each party shall bear all its own legal and professional fees, costs and expenses of and incidental to the negotiation, preparation, execution and completion of this Agreement.

20       NOTICES

20.1
All notices, requests, demands and other communications required to be given or made under this Agreement shall be in writing and delivered or sent to the other party by hand or by registered mail (air-mail, if outside the sender's country or territory) or by facsimile or email confirmed in writing by registered mail dispatched within twenty-four (24) hours of the facsimile or email dispatch in question, and shall be addressed to the appropriate party at the address as such party hereto may from time to time designate to the others of them in writing.

20.2
Any notice, request, demand or other communication given or made to the relevant party shall be deemed to have been received in the case of communications in writing and delivered by hand on the date of delivery against written receipt, in the case of written communications sent by registered mail on the date which is two (2) business days in the case of local mail or five (5) business days in the case of overseas mail after the mailing thereof, and in the case of a facsimile or e-rnail one (1) day after the date of dispatch thereof.

21       GOVERNING LAW AND JURISDICTION

21.1	This Agreement shali be governed by and construed in all respects in accordance with the laws of Hong Kong.

21.2	The Parties submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof the Parties have executed this Agreement the day and year first above written.

SCHEDULE

Terms Sheet

Name of Project:

Supplier:

Consideration:

Payment Date:

Specifications:
Species and name                                    Latin name :

Common name:

Quantity

Description                           Diameter of trunk:

                                                            Size of rootball:

                                                                    Crown:

                                                                    Height:

                                                                    Other specifications:

Delivery Schedule:
Delivery Date

Delivery Destination

Maintenance Period                            :

SCHEDULE I

TERM SHEET (76)

Name of Project	:	Shahe River Greenery Project Phase II
Project Manager	:	Weibin Huang
Supplier	:	Liming He，Shuangcheng Wang，Qinlin Zhang
Consideration	:	RMB 3,818,298.05
Payment Date	:	3 days after project completed

Delivery Schedule:
Delivery Date:		Within 3 days upon request
Delivery Destination:		Dongguan Shilong Town

Maintenance Period:
Starting Date:		On 29 Jul 2010
Completion Date:		On or before 17 Nov 2010
Project Location(s):		Dongguan Shilong Town

Confirmed by:
/s/ Baozhu Feng	/s/ Weibin Huang
Glorious Pie Limited	Weibin Huang

/s/ Liming He	/s/ Shuangcheng Wang
Liming He	Shuangcheng Wang
/s/ Qinlin Zhang
Qinlin Zhang
Date: 30 Jun 2010

SCHEDULE I

TERM SHEET (77)

Name of Project	:	Gaobu Town Plaza Garden Project Part III Phase II
Project Manager	:	Weiqi Wu
Supplier	:	Liming He，Shuangcheng Wang，Qinlin Zhang
Consideration	:	RMB 2,700,856.71
Payment Date	:	3 days after project completed

Delivery Schedule:
Delivery Date:		Within 3 days upon request
Delivery Destination:		Dongguan Gaobu Town

Maintenance Period:
Starting Date:		On 22 Jul 2010
Completion Date:		On or before 30 Oct 2010
Project Location(s):		Dongguan Gaobu Town

Confirmed by:

/s/ Baozhu Feng	/s/ Weiqi Wu
Glorious Pie Limited	Weiqi Wu

/s/ Liming He	/s/ Shuangcheng Wang
Liming He	Shuangcheng Wang
/s/ Qinlin Zhang
Qinlin Zhang
Date: 25 Jun 2010

EXECUTION PAGE

IN WITNESS whereof, the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by Tai Chi Yip its director for and on behalf of GLORIOUS PIE LIMITED In the presence of: - /s/ B.L.	For and on behalf of Authorized Signature(s)

SIGNED by In the presence of:- /s/ B.L.